UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2011

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2011, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) approved a recommendation by its Governance/Nominating Committee that Thomas A. Wagner be appointed as a member of the Board, to serve until the next annual meeting of stockholders of the Company, effective March 25, 2011.  Mr. Wagner will receive compensation for his services in accordance with the Company’s compensation for its Board, and will be eligible to participate in the Company’s 2007 Deferred Compensation Plan, which was adopted by the Board on October 24, 2007.

Since January 2011, Mr. Wagner has been the Engineering Head at Nordic Windpower, a wind turbine manufacturer to the community and distributed utility wind power segments.  From January 2006 through December 2010, Mr. Wagner served as Chief Technology Officer of Gas Turbine Efficiency plc, an early stage company focused on turbine efficiency.  Mr. Wagner has worked in the diversified energy industry for more than 30 years, including positions as Vice President-Technology and Production for Hess Microgen, an affiliate of Amerada Hess Corporation, and various engineering leadership positions at General Electric Company from 1990 through 2005.  Mr. Wagner holds a Bachelor of Science degree in engineering from Cornell University and a Master of Science degree from Rensselaer Polytechnic Institute in mechanics.

Mr. Wagner was not elected to the Board pursuant to any arrangement or understanding between either of him and any other person. There is not currently, nor has there been since the beginning of our last two fiscal years, any transaction with the Company in which Mr. Wagner either has or had a direct or indirect material interest.

Item 8.01.                                        Other Events.

Amended and Restated Broadwind Energy, Inc. 2007 Equity Incentive Plan

On March 25, 2011, the Board of Directors of the Company approved the amendment and restatement (the “Amendment and Restatement”) of the Broadwind Energy, Inc. 2007 Equity Incentive Plan (the “EIP”).  The Amendment and Restatement, among other things, revised the EIP to (i) prohibit the reuse of shares that are used to pay the exercise price of an award or cover withholding taxes for an award, (ii) permit “net exercise” of stock options, (iii) add a minimum vesting period for time-vesting restricted stock awards and RSUs, and (iv) add a provision specifying that all awards are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law.  The Amendment and Restatement became effective on March 25, 2011.  The name of the EIP following the Amendment and Restatement is the “Amended and Restated Broadwind Energy, Inc. 2007 Equity Incentive Plan.”

The preceding description of the Amendment and Restatement is qualified in its entirety by reference to the complete text of the amended and restated EIP, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Press Release

On March 29, 2011, the Company issued a press release to announce the appointment of Mr. Wagner to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits
10.1 Amended and Restated Broadwind Energy, Inc. 2007 Equity Incentive Plan
99.1 Press Release dated March 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

March 29, 2011	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Broadwind Energy, Inc. 2007 Equity Incentive Plan
99.1	Press Release dated March 29, 2011